SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                    WNC CALIFORNIA HOUSING TAX CREDITS, L.P.
                   -------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)  Title of each class of securities to which transaction applies:

            ------------------------------
        2)  Aggregate number of securities to which transaction applies:

            ------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ------------------------------
        4) Proposed maximum aggregate value of transaction:

           ------------------------------
        5) Total fee paid:

           ------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:
        2) Form, Schedule or Registration Statement No.:
        3) Filing Party:
        4) Dated Filed:


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                    WNC CALIFORNIA HOUSING TAX CREDITS, L.P.
                               (the "Partnership")
                              17782 Sky Park Circle
                                Irvine, CA 92614
                            1-800-286-1135, ext. 400

Dear Limited Partners ("Limited Partners") of the Partnership:

         We are approaching the end of the period for Limited Partners to submit their consent to approve or disapprove the proposed sale of an apartment community in which the Partnership has an interest (the "Proposal"), as outlined in the Consent Solicitation Statement and accompanying information dated July 1, 2008. YOUR VOTE IS VERY IMPORTANT. FAILURE TO VOTE YOUR CONSENT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE SALE. All Consent Cards must be received by 5:00 p.m. Pacific Time on August 5, 2008, unless that date is extended by the Managing General Partner. For your convenience we have enclosed another copy of the Consent Card regarding the Proposal. If you have not already done so, please vote by either faxing your Consent Card to WNC Investor Services at 1-714-708-8498, or mail your Consent Card to WNC Investor Services, 17782 Sky Park Circle, Irvine, CA 92614.

         For a complete set of voting instructions please see the "Voting Rights and Procedures" section of the Consent Solicitation Statement, which was first sent to you on or about July 1, 2008, or call WNC Investor Services toll free at 1-800-286-1135, ext. 400. All Consent Cards must be received by 5:00 p.m. Pacific Time on August 5, 2008, unless that date is extended by the Managing General Partner. If the Proposal is approved by the holders of a majority in interest of the Limited Partners, the Partnership will endeavor to complete the sale in accordance with the terms outlined in the Consent Solicitation Statement. For the reasons outlined in the Consent Solicitation Statement, there is no assurance that the Partnership will be able to do so. If a majority in interest of the Limited Partners do not approve or do not vote for the Proposal, the apartment complex would continue to be operated for the foreseeable future.

         The General Partner recommends for the Proposal. The General Partner makes this recommendation for reasons explained in further detail in the Consent Solicitation Statement, including that the apartment community no longer generates low income housing tax credits, it is now possible to sell the apartment complex without a recapture of prior tax credits; and the sale may allow Limited Partners to use their unused passive losses to offset the gain from the sale.

         For a complete description of the Proposal and reasons for our recommendation in favor of the Proposal, please see the Consent Solicitation Statement dated July 1, 2008, filed as a definitive proxy statement with the Securities and Exchange Commission. The Consent Solicitation Statement may be accessed through the SEC's website at http://www.sec.gov, and is available in paper form to Limited Partners without charge upon written request to WNC Investor Services, 17782 Sky Park Circle, Irvine, CA 92614, or by calling WNC Investor Services, toll free at 1-800-286-1135, ext. 400. In addition, if you have any questions or require assistance in completing or submitting your Consent Card, please call WNC Investor Services, toll free at 1-800-286-1135, ext. 400.

Sincerely,
WNC & Associates, Inc.,
Managing General Partner

[[SORT NAME]]

                  ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS


  Please mark one box below and return to the address below by August 5, 2008


               This Written Consent is solicited on behalf of the
                      Partnership and the General Partner.

The undersigned, as record holder of ________ units of limited partnership interest in WNC California Housing Tax Credits, L.P. (the "Partnership"), hereby acknowledges receipt of the Consent Solicitation Statement dated July 1, 2008 and hereby votes all the units of limited partnership interest in the Partnership held by him, her or it as follows:

          Proposal. An amendment to the Partnership's Agreement of Limited Partnership to permit the sale of the Property of the Local Limited Partnership known as HPA Investors, a California Limited Partnership, for a purchase price of $2,300,000 to a purchaser wherein one or more affiliates of the General Partner will be general and limited partners and will obtain compensation for services rendered in the acquisition, development, rehabilitation and operation of such Property, as specifically set forth under "Proposal - Amendment To Partnership LPA" in the accompanying Consent Solicitation Statement.

                                MARK ONLY ONE BOX


FOR [  ]                           AGAINST [  ]                     ABSTAIN [  ]


This Written Consent, when properly executed and returned to the Partnership, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETUNED, WILL BE VOTED FOR THE PROPOSAL. When units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:   ___________________                ___________________________
                                            Signature

                                            ___________________________
                                            Signature (if held jointly)

        Return in the enclosed self-addressed stamped envelope or fax to:

                           Attention: Christina Nguyen
                             WNC & Associates, Inc.
                              17782 Sky Park Circle
                                Irvine, CA 92614
                            Ph: 800-286-1135 ext. 400
                                Fax: 714-708-8498